03/06/09

SHARE PURCHASE AGREEMENT AND CHANGE OF ADVISOR

THIS SHARE PURCHASE AGREEMENT AND CHANGE OF ADVISOR (the "Agreement") is made and entered into as of the 6 day of March, 2009 by and among Corridor Investors, LLC., a North Dakota Limited Liability Company ("Corridor") together with Viking Fund Management, LLC, a North Dakota LLC ("Viking") together ("Buyer"), Integrity Mutual Funds, Inc. of Nevada, Integrity Fund Services, Inc. and Integrity Funds Distributor, Inc. (together the "Companies"), and Integrity Mutual Funds, Inc., ("Integrity Public") a publicly traded North Dakota corporation together with Integrity Money Management, Inc. ("Advisor") a wholly owned subsidiary of Integrity Public (together the "Seller"), of which Integrity Public is the sole shareholder of the Companies and Advisor is the contractual advisor to certain mutual funds.

W I T N E S S E T H:

WHEREAS, Integrity Public owns all of the issued and outstanding shares of the Companies and Seller desires to sell and convey to Buyer, and Buyer desires to purchase from Seller, all of the outstanding capital stock of the Companies;

Whereas Advisor is an SEC registered investment advisor and acts as the investment advisor to The Integrity Funds, Integrity Managed Portfolios, ND Tax-Free Fund, Inc., Montana Tax-Free Fund, Inc. and Integrity Fund of Funds, Inc. ("the Funds") which are investment companies registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940 ("1940 Act");

AND WHEREAS Advisor is the contractual advisor to the Funds and Advisor desires to facilitate the appointment by the Funds of Viking as investment advisor to the Funds, subject to the approval of the Funds' shareholders and the Funds' Boards of Directors or Trustees (as applicable) (each a "Board" and collectively "Boards") of the advisory agreement with the new advisor, and transfer the books, records and goodwill of Advisor with respect thereto;

AND WHEREAS Viking is willing to serve as the new investment advisor to the Funds;

AND WHEREAS Viking is the SEC registered investment adviser to the Viking Tax Free Fund for North Dakota ("VNDFX) and the Viking Tax Free Fund for Montana ("VMTTX") (together "the Viking Funds");

AND WHEREAS Simultaneously with Closing Date (as defined in Section 7.1) Viking will become a subsidiary of Corridor;

AND WHEREAS following the Closing (as defined in Section 7.1) contemplated herein Viking will act as the investment advisor to the Funds and compliance, administration, accounting, transfer agency, distribution and other services to the Funds will be provided by Integrity Funds Services, Inc. and Integrity Funds Distributor, Inc.; and

NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:

ARTICLE I.

PURCHASE AND SALE

1.1	Purchase of Shares and Change of Advisor.
(a)

On the Closing Date (as defined in paragraph 7.1 below), Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer: (i) all of the issued and outstanding shares of each of the Companies described in Section 1.2 hereto (the "Company Shares") owned by Seller, (ii) along with all of Seller's right, title and interest in and to the specific tangible assets set forth in Schedule 1.1 (along with any and all liabilities associated therewith) (the "Equipment") together with (iii) the sale of certain assets of Advisor described in Section 1.3 for a total consideration described in Section 1.4 hereof (the "Purchase Price") plus an amount equal to the cash transferred with the Companies. This Agreement refers to Buyer as a combination of Corridor and Viking, with the condition that Corridor will own Viking as a subsidiary, and, as such, Corridor shall designate to which specific Buyer entity specific assets are to be transferred by Seller at Closing.

(b)

Cash will be transferred with the Companies sufficient to maintain the net capital requirements or other cash maintenance requirements of the Companies transferred and said cash amount will be added to the Purchase Price and paid to Seller in cash at the Closing, otherwise no cash equivalents, receivables, equipment or other assets, tangible or intangible or liabilities shall transfer with the Companies except as specifically described in this Agreement.

(c)

Prior to delivery by Seller to Buyer of the Companies, Seller and the Companies shall settle the inter-company accounts between Seller and the Companies consistent with past practices and all cash and other assets other than the equipment to be transferred to Buyer (Schedule 1.1), cash transferred with the Companies pursuant to Section 1.1(b) and the Companies' contracts with the Funds, will be transferred to Integrity Public prior to the Closing.

1.2

Entities to be Transferred. One hundred percent of the outstanding shares on the date of Closing (which includes all equity shares of said Companies) of the following described entities will be transferred from Integrity Public to Buyer:

Integrity Mutual Funds, Inc. of Nevada
A Nevada Corporation
Authorized Shares—900,000,000 Common & 100,000,000 Preferred
Par Value—$.001
Outstanding Shares—none
Business: Shell Corporation with no material assets or liabilities

Integrity Fund Services, Inc.
A North Dakota Corporation
Authorized Shares—50,000,000
Par Value—$.001 per share
Outstanding Shares—100,000
Business: SEC Registered Transfer Agency Providing Services to the Funds

Integrity Funds Distributor, Inc.
A Kansas Corporation
Authorized Shares—50,000
Par Value—$1 per share
Outstanding Shares—24,625
Business: FINRA Member Broker Dealer Providing Underwriter and Distribution Services to the Funds

1.3

Advisory Business. Advisor will transfer to Buyer all of Advisor's right, title and interest in and to specific assets set forth in Schedule 1.1, will assist in good faith in facilitating the approval of the Funds' Boards and shareholders of the Funds of new advisory agreement(s) between Viking and the Funds and new sub-advisory agreement(s) between Viking and any sub-adviser of the Funds, will enter into a non-compete agreement described in Section 5.14 and will resign effective on the Closing Date or on such other date as agreed between the parties if the necessary Board and shareholder approvals are obtained.

The agreements, contracts, benefits and day to day responsibilities for services by Integrity Fund Services, Inc. and Integrity Funds Distributor, Inc. to the Funds are to remain with Integrity Fund Services, Inc. and Integrity Funds Distributor, Inc. and therefore such contracts will transfer with Integrity Fund Services, Inc. and Integrity Funds Distributor, Inc. to the benefit of Buyer as a part of this Agreement. The books, records, goodwill, interests and responsibilities of Advisor as well as the agreements, contracts, benefits and day to day responsibilities for services by Integrity Fund Services, Inc. and Integrity Funds Distributor, Inc. to the Funds are referred hereto as the Advisory Business. The transfer of the Advisory Business is all or none in that the closing of this Agreement is conditioned upon the applicable Funds' shareholders and each of the applicable Funds' Boards granting approval of the new advisory agreements with Viking, as described in Section 1.11, upon the acquisition of Viking by Corridor and upon the Boards and shareholders of ND Tax-Free Inc. and Montana Tax-Free, Inc. approving the Reorganization described in Section 1.9.

1.4

Purchase Price. As the purchase price for the Companies and the Advisory Business to be transferred to Buyer, Buyer shall pay in cash: (1) 60 basis points (BPS) of the aggregate net asset value of the outstanding shares of the Funds on the business day immediately preceding the Closing Date ("Closing Date Shares") (the "Initial Purchase Payment") at the time of the Closing (as defined in Section 7.1): and (2) 10 BPS of the then aggregate net asset value of the Closing Date Shares which then remain outstanding 12 months post Closing Date, 24 months post Closing Date and 36 months post Closing Date (collectively, the "Purchase Price"). By way of example, if the aggregate net asset value of the Closing Date Shares equals $230,000,000, then cash paid on Closing would be $1,380,000 or .6 of 1% of AUM, and if the then aggregate net asset value of the Closing Date equals $210,000,000 12 months post Closing Date, then cash paid 12 months post Closing Date would be $210,000 or .1 of 1%. The Purchase Price as between the Companies and the Advisory Business is allocated in accordance with Section 1060 of the IRC by mutual agreement as stated in Schedule 1.4 hereof. The Closing and Closing Date is further defined in Section 7.1 hereof.

1.5

Office Space. Integrity Public also agrees to lease the office space at 1 North Main Street, Minot, North Dakota as described in Schedule 1.5 hereof to Buyer pursuant to the terms as set forth in Schedule 1.5.

1.6

Viking. Simultaneously with Closing of this Agreement, Viking will become a subsidiary of Corridor. Viking and Corridor will with good faith timely complete all necessary actions and transactions as between Viking and Corridor and Viking and the various funds managed and advised by Viking Fund Management, LLC in order to timely and effectively take the actions required by this Agreement.

1.7

Services to the Funds. Post closing (subject to the necessary approvals to be obtained prior to Closing), advisory, compliance, administration, accounting, transfer agency, distribution and other services to the Funds will be provided by the combination of Viking, Integrity Funds Services, Inc. and Integrity Funds Distributor, Inc.

1.8	Viking Funds. Viking is the SEC registered investment adviser to the VNDFX and the VMTTX, together the "Viking Funds."
1.9

Reorganization Agreement. In addition to the replacement by Viking of Integrity Money Management, Inc. as the Advisor to the Funds, the parties hereto will use their best efforts to effect a reorganization of the ND Tax-Free Fund, Inc. and the Montana Tax-Free Fund, Inc. ("NDTAX" and "MTTAX" respectively). To accomplish this reorganization, NDTAX and MTTAX and the Viking Funds will enter into agreement(s) and plan(s) of reorganization (the "Reorganization Agreement") whereby VNDFX and VMTTX will acquire substantially all of the assets and liabilities of NDTAX and MTTAX respectively in exchange for VNDFX and VMTTX shares respectively, which would in turn be distributed pro rata to the former shareholders of NDTAX and MTTAX (the "Reorganization"). All aspects of the Reorganization are intended but not guaranteed to be tax free to each applicable Fund and its shareholders. Subject to the approval of the Viking Funds' Board of Trustees and such other approvals as may be required, Viking shall file on Form N-14 under Securities Act of 1933 (the "Form N-14") in form and substance reasonably satisfactory to Seller, the Funds, and its respective counsel, and the definitive Form N-14 shall have been approved as to form and content by the Funds and be declared effective by the SEC.

1.10

Fund Merger and Fund Proxy. With respect to the Reorganization described in Section 1.9 hereof, Seller will share equally the legal costs (up to a maximum outlay of $10,000 by Seller) of the initial preparation of the first distribution draft of the documentation required for submission to the SEC and shall share equally In any proxy solicitation costs to Integrity Fund shareholders with respect to the reorganization, Buyer will be responsible for all the additional legal, proxy and other costs of document preparation and SEC filings with respect to such Reorganization except for reviews and approvals by Sellers legal counsel and Funds legal counsel. Corridor/Viking shall be solely responsible for the legal and other costs of Corridor acquiring Viking Fund Management, LLC, and the costs related to facilitation of the change of control of Viking Fund Management with respect to Viking's current advisory and management agreements. Other than the sharing of costs referenced in this paragraph and those costs of the Fund proxy solicitation for approval of change of advisor specifically identified as legal or other costs to be shared elsewhere in this Agreement, each of Buyer and Seller will be responsible for their own legal and other costs with respect to this Agreement and the transactions to be completed pursuant to this Agreement.

1.11

Change of Investment Advisor and Proxy Costs. The Closing is conditioned upon the shareholders and Boards of the Integrity Funds, Integrity Managed Portfolios and Integrity Funds of Funds, Inc. approving Viking as the new advisor to such Funds and the shareholders and Boards of NDTAX and MTTAX approving the Reorganization described in Section 1.9. Shareholders of the individual Funds will be solicited to approve the change of investment advisor from Advisor to Viking for The Integrity Funds, Integrity Managed Portfolios and Integrity Fund of Funds, Inc. by means of a proxy statement (the "Proxy Statement"), the Reorganization of the NDTAX and MTTAX, respectively, as described in Section 1.9 by means of the Form N-14. Buyer and Seller shall jointly initiate the generation of the documentation for the proxy statements, Form N-14 and proxy solicitations to the shareholders of the Funds and cooperate with the Boards of Trustees or Directors of the Funds in order to accomplish the Funds' and SEC approval of the transactions described in this Agreement. Buyer and Seller will share equally the legal and proxy costs of the SEC filing together with any proxy solicitation costs necessary to obtaining the approval of the shareholders of the Funds to the change of investment advisor from Advisor to Viking. The Boards of the Funds shall set a record date for the Fund shareholder vote. Shareholders of The Integrity Funds, Integrity Managed Portfolios and Integrity Fund of Funds, Inc. must approve the change of investment advisor from Advisor to Viking with respect to their Funds in accordance with the respective Fund's Charter Documents defined below and applicable law. The shareholders of NDTAX and MTTAX, respectively, must approve the Reorganization of NDTAX and MTTAX, respectively, described in Section 1.9 including the transactions to be described in the Form N-14 for each merger in accordance with the respective Fund's Charter Documents defined below and applicable law.

1.12

Instruments of Transfer. The parties agree that the sale and transfer of assets at the Closing will be effected by such instruments of transfer as shall be appropriate to carry out the intent of this agreement and as shall be reasonably satisfactory to Buyer and Seller's counsel to vest to Buyer the right, title and interest in and to the assets transferred consistent with all applicable laws and regulations.

1.13

Track and Monitor the Acquired Assets Under Management. In order to comply with its obligations to pay 10 BPS on the aggregate net asset value of the Closing Date Shares which then remain outstanding in each of the three 12 month periods under Section 1.4 following Closing, Buyer shall have and maintain systems to track and monitor the Closing Date Shares which remain outstanding and will provide an accurate and verifiable report thereof to Seller on a quarterly basis as well as at each of the 12 month payment periods.

1.14

Payment Obligations if the Advisory and Management Services Business is Assigned or Transferred. In the event that Buyer should assign or otherwise facilitate the transfer its advisory and management services with respect to assets represented by the Closing Date Shares prior to the completion of its three 12 month 10 BPS payment obligations under Section 1.4 hereof, the remaining BPS payments shall be immediately due and payable on the date of such assignment or other transfer utilizing the aggregate net asset value of the applicable Closing Date Shares on the date of such assignment or other transfer.

1.15

Uniform Commercial Code Security Interest. Following Closing, Buyer shall grant Seller a Uniform Commercial Code ("UCC") security interest in Buyer's net adviser fee proceeds from the Viking advisory contracts with respect to the Closing Date Shares in order to secure the Buyers obligations to pay 10 BPS in each of the three 12 month periods following Closing under Section 1.4. Said security interest shall be in the form of the UCC Security Agreement attached hereto as Schedule 1.15. In addition, following the Closing until all payments pursuant to Section 1.4 of this Agreement are made, Buyer shall timely provide Seller annual audited financial statements and semiannual financial statements containing Buyer's balance sheet and statement of operations. Financial statements are only to be sent to the Chief Financial Officer of Integrity Public and, further only the members of the Corporate Board of Integrity Public are allowed to see the information. Any other persons outside of those mentioned will be deemed in violation of confidentiality.

1.16	No Transfer of Advisor. Advisor (Integrity Money Management, Inc.), a subsidiary of Integrity Public, is not being transferred as a part of this Agreement.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND THE SELLER

Each of the Companies and the Seller, jointly and severally, represent and warrant that all of the following representations and warranties with respect to the Companies and its business and operations set forth in this Article II are true and correct in all material respects on the date hereof and will be true and correct in all material respects at the time of the Closing.

2.1

Authorization. This Agreement has been duly executed and delivered by the Companies and the Seller and constitutes the valid and binding obligation of each such party, enforceable against each such entity in accordance with its terms.

2.2

Organization, Existence and Good Standing of the Companies. The Companies are corporations duly organized, validly existing and in good standing under the laws of their States of Incorporation. Set forth on Schedule 2.2 is a list of the jurisdictions in which the Companies are qualified or licensed to do business as a foreign corporation. True, complete and correct copies of (i) the Articles of Incorporation of the Companies and (ii) the By-laws of the Companies are attached hereto on Schedule 2.2 (the "Charter Documents"). The minute books of the Companies have been made available to Buyer and, except as set forth on Schedule 2.2, are correct and complete in all material respects.

2.3	Capital Shares of the Companies.
(a)

The Companies' authorized capital shares consists of the common stock and par value per share, and issued and outstanding share listed in Section 1.2 hereof, all of which are owned of record by Seller. All of the Companies' shares have been validly issued and are fully paid and non-assessable and no holder thereof is entitled to any preemptive rights (except any statutory preemptive rights, which the Seller hereby waives). There are no outstanding conversion or exchange rights, subscriptions, options, warrants or other arrangements or commitments obligating the Companies to issue any shares of capital stock or other securities or to purchase, redeem or otherwise acquire any shares of capital stock or other securities, or to pay any dividend or make any distribution in respect thereof.

(b)

The Seller (i) owns of record and beneficially and has good and marketable title to the Companies' shares, free and clear of any and all liens, mortgages, security interests, encumbrances, pledges, charges, adverse claims, options, buy-sell agreements, right of first refusal agreements, property settlement agreements, rights or restrictions of any character whatsoever other than standard state and federal securities law private offering legends and restrictions (collectively, "Liens"), and (ii) has the right to vote the Companies' shares on any matters as to which any shares of the Companies' common stock are entitled to be voted under the laws of the state of incorporation of the Companies and the Companies' Charter Documents, free of any right of any other person.

2.4

Subsidiaries. None of Companies own, of record or beneficially, or control directly or indirectly (i) capital stock, securities convertible into capital stock of another corporation or (ii) other equity or membership interest in any corporation, association or business entity. None of the Companies, directly or indirectly, are a participant in any joint venture or partnership.

2.5	Seller's Financial Statements.
(a)

The Seller has furnished to Buyer the unaudited balance sheets of the Companies as of December 31, 2008 and the related statements of operations, shareholder equity and cash flows for the three (3) fiscal years then ended (collectively, the "Financial Statements"). The Financial Statements present fairly the financial position and results of operations of the Companies as of the indicated dates and for the indicated periods and have been prepared in accordance with GAAP except as disclosed on Schedule 2.5.

(b)

Except to the extent reflected in the December 31, 2008 balance sheet included in the Financial Statements or as disclosed on Schedule 2.5, the Companies have no liabilities or obligations required to be reflected in the Financial Statements (or the notes thereto) in accordance with GAAP other than liabilities incurred in the ordinary course of business, consistent with past practice, subsequent to December 31, 2008.

2.6

Permits and Intangibles. The Companies hold all material licenses, franchises, permits and other governmental authorizations necessary to conduct its business as it is currently conducted (the "Material Permits").

2.7

Tax Matters. Integrity Public has filed all income Tax returns required to be filed by the Companies and all returns, reports and forms of other Taxes (as defined below) required to be filed by the Companies and has paid or provided for all Taxes shown to be due on such returns and all such returns are correct and complete in all material respects. Except as set forth on Schedule 2.7, (i) no action or proceeding for the assessment or collection of any Taxes is pending against any of the Companies and no notice of any claim for Taxes, whether pending or threatened, has been received; (ii) no deficiency, assessment or other formal claim for any Taxes has been asserted or made against the Companies that has not been fully paid or finally settled; and (iii) no issue has been formally raised by any Taxing authority in connection with an audit or examination of any return of Taxes. No federal, state or foreign income Tax returns of the Companies have been examined, and there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for such Taxes for any period. All Taxes that the Companies have been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing authority. For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments including, without limitation, income, excise, property, withholding, sales and franchise taxes, imposed by the United States, or any state, county, local or foreign government or subdivision or agency thereof, and including any interest, penalties or additions attributable thereto. Integrity Public shall be responsible for all Tax matters and reporting and payment for periods for the Companies up to and including the date of Closing and Buyer shall be responsible for all Tax matters and reporting and payment for periods for the Companies after the date of Closing.

2.8	Assets and Properties.
(a) Real Property. The Companies do not own or hold any interest in real property.
(b)

Real Property Leases. Except as set forth on Schedule 2.8(b), the Companies are not a party to any lease or sublease of real property. None of such leases is subject to any lien, pledge, security interest, claim, easement, limitation, restriction or encumbrance of any kind or nature whatsoever, or any agreement to give any of the foregoing, except as set forth in Schedule 2.8(b). Except as set forth in Schedule 2.8(b) and as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Companies, the Companies have the right to quiet enjoyment of all property leased by it for the full term of each such lease or sublease or similar agreement (or any renewal option) relating thereto and such leased property is not subject to any failure to have the right to quiet enjoyment.

2.9

Contracts. Set forth on Schedule 2.9 is a listing of all material contracts, agreements, arrangements and commitments (whether oral or written) to which any of the Companies are a party or by which its assets or business are bound.

2.10

No Violations. Neither the execution, delivery and performance of this Agreement by the Companies and the Seller nor the consummation of the transactions contemplated hereby will (i) violate any provision of any Charter Document, or (ii) violate, in any material respect, any statute, rule, regulation, order or decree of any public body or authority by which the Companies or the Seller or its respective properties or assets are bound.

2.11

Consents. Except as set forth in Schedule 2.11, no consent, approval, notice to, registration or filing with, authorization or order of, any court or governmental authority, under any contract or other agreement or commitment to which the Companies or Seller is a party or by which its respective assets are bound, is required as a result of or in connection with the execution or delivery of this Agreement, and the other agreements and documents to be executed by the Companies and Seller or the consummation by the Companies and Seller of the transactions contemplated hereby.

2.12

Litigation and Related Matters. Set forth on Schedule 2.12 is a list of all actions, suits, proceedings, investigations or grievances pending against the Companies or, to the best knowledge of the Companies and the Seller, threatened against the Companies, the business or any property or rights of the Companies, at law or in equity, before or by any arbitration board or panel, court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign ("Agencies"). None of the actions, suits, proceedings or investigations listed on Schedule 2.12 either would, if adversely determined, (i) have a material adverse effect on the Companies or (ii) affect the right or ability of the Companies to carry on its business substantially as now conducted. The Companies are not subject to any continuing court or Agency order, writ, injunction or decree applicable specifically to its business, operations or assets or its employees, nor are the Companies in default with respect to any order, writ, injunction or decree of any court or Agency with respect to its assets, business, operations or employees. Schedule 2.12 lists all known actions, suits or proceedings filed by or against the Companies as of the execution date of this Agreement.

2.13

Compliance with Laws. Except as set forth in Schedule 2.13, the Companies are in compliance with all applicable laws, regulations (including federal, state and local procurement regulations), orders, judgments and decrees except where the failure to so comply would not have a material adverse effect on the Companies or its business.

2.14

Integrity Fund Services, Inc. Share Transfer Agreement with Integrity Mutual Funds, Inc. Integrity Fund Services, Inc. and Integrity Mutual Funds, Inc. shall enter into an agreement for Integrity Fund Services, Inc. to provide transfer agent services for Integrity Mutual Funds, Inc. in form and with the fee schedule attached hereto as Schedule 2.14.

2.15	Employees and Employee Benefit Plans. The Companies have no direct employees and have no employee benefit plans.
2.16	Officers and Directors. Set forth on Schedule 2.16 is a list of the current officers and directors of the Companies.
2.17

Bank Accounts and Powers of Attorney. Schedule 2.17 sets forth each bank, savings institution and other financial institution with which the Companies have an account or safe deposit box, letter of credit, line of credit or other financial agreement, arrangement or obligation and the names of all persons authorized to draw thereon or to have access thereto, which will be transferred with the Companies at Closing. Each person holding a power of attorney or similar grant of authority on behalf of the Companies is identified on Schedule 2.17. Except as disclosed on Schedule 2.17, (i) the Companies have not given any revocable or irrevocable powers of attorney to any person, firm, corporation or organization relating to its business for any purpose whatsoever, and (ii) the Companies will have canceled any and all credit, debit, gas and other cards issued to or otherwise payable by the Companies effective prior to the Closing and all amounts due thereunder will be fully paid and discharged.

2.18

Disclosure. All written agreements, lists, schedules, instruments, exhibits, documents, certificates, reports, statements and other writings furnished to Buyer pursuant hereto or in connection with this Agreement or the transactions contemplated hereby are and will be complete and accurate in all material respects. No representation or warranty by the Seller and the Companies contained in this Agreement, in the schedules attached hereto or in any certificate furnished or to be furnished by the Seller or the Companies to Buyer in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make any statement contained herein or therein not misleading. There is no fact known to the Seller that has specific application to the Seller or the Companies (other than general economic or industry conditions) and that materially adversely affects or, as far as the Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Companies or the Advisory Business that has not been set forth in this Agreement or any schedule hereto.

2.19

Absence of Claims Against the Companies. The Seller does not have any claims against the Companies other than as disclosed herein, including without limitation, final settlement of intercompany accounts and transactions consistent with past practices.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Companies and Seller that all of the following representations and warranties with respect to Buyer are true and correct as of the date hereof, and will be true and correct in all material respects at the time of the Closing.

3.1

Organization and Authorization. Buyer is a Limited Liability Company duly organized, validly existing and in good standing under the laws of the State of North Dakota with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Buyer has all requisite company power, capacity and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby. The execution and delivery of this Agreement and such other agreements and documents by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by Buyer and no other company action on the part of Buyer is necessary to authorize the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and is the legal valid and binding obligation of Buyer, enforceable in accordance with its terms.

3.2

No Violations. The execution and delivery of this Agreement and the other agreements and documents contemplated hereby by Buyer and the consummation of the transactions contemplated hereby will not (i) violate any provision of the articles or operating agreement of Buyer, (ii) violate any statute, rule, regulation, order or decree of any public body or authority by which Buyer or its properties or assets are bound, or (iii) result in a violation or breach of, or constitute a default under or result in the creation of any encumbrance upon, or create any rights of termination, cancellation or acceleration in any person with respect to any agreement, contract, indenture, mortgage or instrument to which Buyer is a party or any of its properties or assets is bound.

3.3

Consents. No consent, approval or other authorization of any governmental authority or third party is required as a result of or in connection with the execution and delivery of this Agreement and the other agreements and documents to be executed by Buyer or the consummation by Buyer of the transactions contemplated hereby except for (i) required approval of the transfer of control of Integrity Funds Distributor, Inc as required by the Financial Industry Regulatory Authority, Inc. ("FINRA") rules and regulations, (ii) required approval of the transfer of control of Integrity Fund Services, Inc. as required by the Securities and Exchange Commission ("SEC") rules and regulations, (iii) the approval of the applicable Fund Board and the Fund shareholders with respect to the new advisory agreements with Viking and new sub-advisory agreements applicable to the respective Fund, as described in Section 1.3 hereof, (iv) the approval of the Boards and shareholders of NDTAX and MTTAX of the Reorganization described in Section 1.9, and (v) such other approvals or authorizations as may be required by applicable law and regulations, including without limitation the Investment Company Act of 1940.

3.4

Buyer's Financial Statements. Prior to execution of this Agreement, Buyer has furnished to Seller the financial projections of the Buyer which were prepared in anticipation of this Agreement (the "Buyer Projections"). The Buyer Projections present fairly the good faith financial projections of the Buyers as of the indicated dates and for the indicated periods and are as disclosed on Schedule 3.4.

3.5

Financing. Buyer has, and as of the Closing will have, sufficient funds to consummate the transactions contemplated hereby, including, without limitation, payment of the Initial Purchase Payment and adequate working capital reserves to conduct the Advisory Business as contemplated in this transaction after Closing. A copy of the Loan Commitment of First Western Bank and Trust of Minot, North Dakota is attached as Schedule 3.5 hereto.

ARTICLE IV.

COVENANTS OF THE PARTIES

4.1

Course of Conduct by the Companies. From the date hereof through and until the Closing Date (as defined in Section 7.1), except as approved in writing by Buyer or as otherwise permitted or contemplated by this Agreement, the Companies' business shall be conducted only in the ordinary course of business consistent with past practice, and the Seller shall cause the Companies to comply with the following covenants:

	(a)	Articles of Incorporation; Bylaws. The Companies shall not make any material change to their Charter Documents.
(b)

Relations with Registered Representatives. Integrity Funds Distributor, Inc. will use commercially reasonable efforts to preserve their relationships with the registered representatives associated with Integrity Funds Distributor, Inc. set forth in Schedule 4.1(b) (the "Representatives") and shall not materially change or modify or commit to materially change or modify any terms offered to the Representatives.

(c)

Incurrence of Debt. The Companies will not voluntarily incur or assume, whether directly or by way of guaranty or otherwise, any material obligation or liability, except obligations and liabilities incurred in the ordinary course of business, consistent with past practice.

(d)

Liens. The Companies will not mortgage, pledge, encumber, create or allow any Liens not existing on the date hereof upon any of the Equipment, except Liens created in the ordinary course of business, consistent with past practice.

(e)

Disposition of Assets; Cancellation or Forgiveness of Debt. The Companies will not (i) sell, transfer or otherwise dispose of any of its assets, except in the ordinary course of business, consistent with past practice or (ii) cancel or forgive any debts or claims except in the ordinary course of business, consistent with past practice.

	(f)	Material Transactions. The Companies will not enter into any other agreement, course of action or transaction material to it, except in the ordinary course of business, consistent with past practice.
(g)

Stock Issuance; Redemptions; Reorganizations. The Companies shall not (i) issue, grant or dispose of, or make any agreement, arrangement or commitment obligating the Companies to issue, grant or dispose of any capital stock or other securities of the Companies, (ii) redeem or acquire, or make any agreement, arrangement or commitment obligating the Companies to redeem or acquire, any shares of capital stock or other securities of the Companies, or (iii) authorize or effect or make any agreement, arrangement or commitment obligating the Companies to authorize or effect, any reorganization, recapitalization or split-up of such capital stock of the Companies.

(h)

FINRA Matters. Integrity Funds Distributor, Inc. and Seller shall take all reasonably necessary actions to comply with the rules and regulations adopted and enforced by FINRA, including without limitation, (i) obtaining the consent of FINRA to the transactions contemplated hereby; and (ii) filing a notice to Company's district field Supervisor at FINRA of the request and notice, pursuant to Rule 1018 of the FINRA Membership and Registration Rules for membership continuance and change of control. Buyer and Seller shall request that the broker dealer be approved for retail transactions in addition to current allowable activities. Buyer shall cooperate with Seller and shall comply with FINRA requests for information from Buyer with respect to such membership continuance and change of control application.

	(i)	Transfer Agency. Approval and consents necessary for the transfer of control of Integrity Fund Services, Inc. will be obtained.
	(j)	Intellectual Property. The Seller shall cause the rights to the computer programs and software described on Schedule 4.1(j) to be transferred to Buyer.
(k)

Names. The following names and rights to names shall be transferred to the Buyer: "Integrity Mutual Funds, Inc." (Integrity Public will require time for shareholder approval of a change in its name at the May annual meeting of Integrity Public prior to transfer of the name Integrity Mutual Funds, Inc.), Integrity Fund Services, Inc., Integrity Funds Distributor, Inc. and Seller will transfer whatever rights if any, it may have with respect to the names of the current Integrity Funds and their respective Trust names at the Closing. Further, all service marks registered by the Seller with these names, if any, will transfer to Buyer.

4.2

Investigations. The Companies and Advisor shall provide Buyer and its representatives and agents such access to the books and records of the Companies and Advisor and furnish to Buyer such financial and operating data and other information with respect to the businesses and properties of the Companies and Advisor as it may reasonably request from time to time, and permit Buyer and its representatives and agents to make such inspections of the Companies' and Advisor's records and properties as they may reasonably request. The Seller shall promptly arrange for Buyer and its representatives and agents to meet with such directors, officers, employees and agents of the Companies and Advisor as reasonably requested.

4.3	Records Pertaining to the Companies and the Funds.
(a)

Turnover of Records. At the Closing, the Seller will deliver or cause to be delivered to the Buyer any and all records applicable to the Companies and the Funds (i) in the possession of the Seller, and (ii) of which the Buyer does not already have copies. All original or true and correct copies of records, reports and files, including but not limited to, customer files related to the broker dealer business of Integrity Funds Distributor, Inc. and the share transfer, accounting and fund services business of Integrity Fund Services, Inc., shall be delivered to the Buyer by Seller together with records related to the advisory services preformed by Advisor with respect to the Funds.

(b)

Access to Records. The Seller shall allow Buyer and its representatives access to all business records and files of the Seller that pertain in part to the Companies and Advisor, during normal working hours at the principal place of business of the Seller, or at any location where such records are stored, and the Buyer shall have the right, at its own expense, to make copies of any such records and files.

(c)

Assistance with Records. From and after the Closing Date (as defined in Section 7.1), Seller shall make available to Buyer, upon written request, to the extent reasonably available (i) personnel of Seller to assist Buyer in locating and obtaining records and files maintained by Seller, and (ii) any personnel of Seller whose assistance or participation is reasonably required by Buyer in anticipation of, or preparation for, any existing or future third party actions, Tax or other matters in which the Companies, Advisor or any of their past, present or future affiliates is involved and which relate to the business of the Companies, Advisor or the Funds, including without limitation, assisting Buyer in the conversion of Company and Advisor data from the Companies' and Advisor's computer systems to Buyer's computer systems. From and after the Closing Date, Buyer shall make available to Seller, upon written request, to the extent reasonably available (i) personnel of Buyer to assist Seller in locating and obtaining records and files maintained by Buyer post closing, and (ii) any personnel of Buyer whose assistance or participation is reasonably required by Seller in anticipation of, or preparation for, any existing or future third party actions, Tax, regulatory or other matters in which the Companies or any of its past, present or future affiliates is involved and which relate to the business of the Companies, the Funds or the Seller, including without limitation, assisting Seller in the location of data or records from the Companies' or Buyers computer systems. The party providing assistance to the other party pursuant to this Section may make commercially reasonable charges for employee time, copies or other out of pocket costs attributable to providing such service.

(d)

Records Prior to Closing. Commencing on the effective date of this Agreement, Seller shall provide Buyer with all current records in electronic or other form appropriate for loading into Buyer's system and Buyer's personnel shall, at Buyer's cost and expense, be permitted to assist the Companies in the servicing of its assets and accounts for purposes of familiarization and transition. Such records shall be held in strict confidence and shall be promptly returned to Seller or the Companies in the event this Agreement is terminated prior to Closing for any reason.

(e)

Contracts. Any payments or checks for the benefit of the Companies representing cash assets purchased by the Buyer that are received by Seller after the Closing shall be immediately forwarded to the respective Companies in care of the Buyer.

(f)

Audited Financial Statements. Seller shall provide to Buyer copies of the audited financial statements and FOCUS statements for Integrity Funds Distributer, Inc. for the fiscal years ended 2007 and 2008, along with the related opinions prepared by the auditors Brady Martz & Associates, PC. Seller shall provide to Buyer copies of the unaudited financial statements for the additional Companies for the fiscal years ended 2007 and 2008.

4.4	Preparation and Filing of Tax Returns.
(a)

Seller shall be responsible for any Taxes due on income earned by the Companies up through Closing Date (as defined in Section 7.1) and shall receive any tax refund on losses up through Closing Date. Buyer shall be responsible for any Taxes due on income earned by the Companies after Closing Date and shall receive any Tax refund on losses after Closing Date (as defined in Section 7.1).

(b)

The Seller shall have responsibility for the conduct of any audit of the Companies for any taxable period ending on or prior to the Closing Date; provided, however, that in the event that the Seller receives notice of a claim from the IRS or any other taxing authority, the Seller shall promptly, but in any event within five (5) business days, notify Buyer of such claim and of any action taken or proposed to be taken. In the event Buyer wishes to participate in such audit it may do so at its own cost and expense. Notwithstanding any indication in this Agreement to the contrary, the Seller shall not agree to an adjustment in a federal or state income Tax audit, appeals procedure or judicial proceeding that will adversely impact the Companies in Tax periods after the Closing Date without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

(c)

Unless provided for in the final balance sheet, any Tax refunds that are received by Buyer or the Companies, and any amounts credited against Tax to which Buyer or Companies become entitled, that relate to Tax periods or portions thereof ending on or before the Closing Date shall be for the account of Seller, and Buyer shall pay over to Seller, without setoff, counterclaim or right of recoupment, any such refund or the amount of any such credit within fifteen (15) days after receipt or entitlement thereto.

	(d)	Buyer shall be responsible for payment of any and all sales, use or transaction taxes arising as a result of the transactions contemplated by this Agreement.

ARTICLE V.

CONDITIONS TO OBLIGATIONS OF BUYER

The obligation of Buyer to purchase the Companies' shares and for Viking to assume the duties as advisor for the Funds, and to cause the other transactions contemplated hereby to occur at the Closing, shall be subject, except as Buyer may waive in writing, to the satisfaction of each of the following conditions at or prior to the Closing:

5.1

Representations and Warranties. Each representation and warranty of the Companies and the Seller contained in this Agreement and in any Schedule or other disclosure in writing from the Companies or the Seller shall be true and correct in all material respects (i) when made, and (ii) on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of the Closing Date.

5.2

Covenants of the Seller and the Companies. All of the material terms, covenants, conditions and agreements herein on the part of the Seller and the Companies to be complied with or performed on or before the Closing Date shall have been fully complied with and performed.

5.3

Certificate of the Seller and the Companies. There shall be delivered to Buyer a certificate dated the Closing Date and signed by an officer of the Seller and the Companies to the effect set forth in Sections 5.1 and 5.2, which certificate shall have the effect of a representation and warranty made by the Seller and the Companies on and as of the Closing Date.

5.4

Absence of Litigation. No inquiry, action, suit or proceeding shall have been asserted, threatened or instituted (i) in which it is sought to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof, (ii) which could, if adversely determined, have a material adverse effect on the Companies or the Advisory Business or (iii) as a result of which, in the reasonable judgment of Buyer, Buyer would be deprived of the material benefits of the ownership of the Companies shares or the Advisory Business.

5.5

Consents and Approvals. All material authorizations, consents, approvals, waivers and releases, if any, necessary for the Seller and the Companies to consummate the transactions contemplated hereby shall have been obtained and copies thereof shall be delivered to Buyer. FINRA shall have been notified and consented to the transfer of control to Buyer. The Continuing Membership Agreement for Integrity Funds Distributor, Inc. shall be reasonably satisfactory to Buyer.

5.6

Certificates. The Companies and the Seller shall have delivered to Buyer (i) certificates of the appropriate governmental authorities, dated as of a date not more than twenty (20) days prior to the Closing Date, attesting to the existence and good standing of the Companies in the State of Incorporation; (ii) copies of the Articles of Incorporation and all amendments thereto of the Companies; (iii) a copy certified by the Secretary of the Companies, dated the Closing Date, of the Bylaws of the Companies; and (iv) certificates, dated the Closing Date, from the Secretary of Seller, Advisor and the Companies, relating to the incumbency and corporate proceedings in connection with the consummation of the transactions contemplated hereby.

5.7	[Reserved]
5.8	[Reserved]
5.9

No Transfer to Affiliates. Except as otherwise expressly contemplated by this Agreement, the Companies shall not have distributed or transferred any of its assets or properties, or made any payments, to or for the benefit of any of its affiliates.

5.10

Termination of Related Party Agreements. On the Closing Date, all existing agreements between the Companies and the Seller and all existing bonus and incentive plans and arrangements of Integrity Funds Distributor, Inc., Integrity Fund Services, Inc. and the Funds shall have been canceled or terminated.

5.11

Share Certificates. The Seller shall have tendered certificates representing the respective Companies shares, duly endorsed in blank or accompanied by appropriate stock powers, in proper form for transfer, with all transfer taxes paid.

5.12

Resignations and General Releases of Directors and Officers. Buyer shall have received the resignations and general releases of each of the directors and officers of the respective Companies, as requested by Buyer, effective as of the Closing.

5.13

The Buyer and the Seller will have entered into an employee sharing arrangement attached hereto as Schedule 5.13(a) whereby certain employees of Seller and certain employees of the Buyers will provide respective shared services at the rates and time usage described therein.

5.14	Non-compete Agreement. Seller shall have executed and delivered to Buyer a non-compete agreement in the form attached hereto as Schedule 5.14 (the "Non-compete Agreement").

ARTICLE VI.

CONDITIONS TO OBLIGATIONS OF THE SELLER

The obligations of the Seller to sell the Companies' shares and to cause the other transactions contemplated hereby to occur at the Closing shall be subject, except as the Seller may waive in writing, to the satisfaction of each of the following conditions at or prior to the Closing:

6.1

Representations and Warranties. Each representation and warranty of Buyer contained in this Agreement and in any Schedule or other disclosure in writing from Buyer shall be true and correct in all material respects (i) when made, and (ii) on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of the Closing Date.

6.2

Covenants of Buyer. All of the material terms, covenants, conditions and agreements herein on the part of Buyer to be complied with or performed on or before the Closing Date shall have been fully complied with and performed.

6.3

Absence of Litigation. No inquiry, action, suit or proceeding shall have been asserted, threatened or instituted in which it is sought to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof.

6.4

Certificates. Buyer shall have delivered to the Seller (i) a certificate of the appropriate governmental authority, dated as of a date not more than twenty (20) days prior to the Closing Date, attesting to the existence and good standing of Buyer in the State of its organization; (ii) copies, certified by the Secretary of the State of the articles of organization and all amendments thereto of Buyer; (iii) copies, certified by the Secretary of Buyer, dated the Closing Date, of the bylaws of Buyer; and (iv) certificates, dated the Closing Date, of the Secretary of Buyer relating to the incumbency and company proceedings in connection with the consummation of the transactions contemplated hereby.

6.5	Transfer of Funds. Buyer shall have delivered to Seller the amount of cash set forth in Section 7.3 to be delivered at Closing.
6.6

Certificate of Buyer. There shall be delivered to Seller a certificate dated as of the Closing Date and signed by an officer of Buyer to the effect set forth in Sections 6.1 and 6.2 which certificate shall have the effect of a representation and warranty made by Buyer on and as of the Closing Date.

6.7	FINRA shall have granted consent to the transfer of control of Integrity Funds Distributor, Inc. to Buyer and provided Buyer with a Continuing Membership Agreement reasonably satisfactory to Buyer.

ARTICLE VII.

CLOSING

7.1

Closing. Unless this Agreement is first terminated as provided in Section 8.1, and subject to the satisfaction or waiver of all the conditions set forth in Articles V and VI, the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Seller, or by telecopy with originals of all materials to follow upon the agreement of the parties, or such other place as is agreed to by Buyer and Seller, on or before June 30, 2009 with the effective date and time of the closing and transfer of assets to be the close of business on June 30, 2009 or such other date as may be agreed upon in writing by the parties (the "Closing Date"), said closing date conditioned upon: (i) the acquisition of Viking by Corridor simultaneous with the Closing, (ii) the prior granting of the Continuing Membership Agreement by FINRA, (iii) the shareholders of each of The Integrity Funds, Integrity Managed Portfolios and Integrity Fund of Funds, Inc. as well as the respective Fund Boards approving the change of investment advisor from Advisor to Viking as required under the respective Fund's Charter Documents and applicable law. The shareholders of NDTAX and MTTAX as well as the respective Fund Boards approving the Reorganization of NDTAX and MTTAX described in Section 1.9 including the transactions to be described in the Form N-14's for each such merger as required under the respective Fund's Charter Documents and applicable law, (iv) any regulatory consents with respect to transfer of control of Integrity Fund Services, Inc. as required by SEC rules and regulations as well as (v) the other preclosing requirements of this Agreement.

7.2

Delivery of the Companies Shares. At the Closing, Seller shall deliver or cause to be delivered to Buyer the stock certificate(s) evidencing all of the Companies shares owned by Seller, duly endorsed or accompanied by duly executed stock powers assigning the Companies shares to Buyer and otherwise in good form for transfer.

7.3

Payment of Cash to Seller. At the Closing, Buyer shall deliver, by wire transfer of immediately available funds, to Seller, an amount equal to the Initial Purchase Payment and the amount of the Cash that transfers with the Companies.

ARTICLE VIII.

TERMINATION PRIOR TO CLOSING

8.1	Termination.
This Agreement may be terminated and abandoned at any time prior to the Closing:
	(i)	By the written mutual consent of Buyer and Seller;
	(ii)	By Buyer on the Closing Date if any of the conditions set forth in Article V shall not have been fulfilled on or prior to the Closing Date;
	(iii)	By Seller on the Closing Date if any of the conditions set forth in Article VI shall not have been fulfilled on or prior to the Closing Date;

In the event of a termination pursuant to this Article VIII, each party shall bear its own costs and expenses incurred with respect to the transactions contemplated hereby. Neither party hereto shall be entitled to monetary damages pursuant to a termination in accordance with this Article VIII.

ARTICLE IX.

INDEMNIFICATION

9.1

Indemnification by Buyer. From and after the Closing Date and for a period of three (3) years thereafter, Buyer agrees to indemnify and hold harmless Seller, and their respective directors, trustees, officers, managers, and agents ("SELLER Indemnitees"), at any time after consummation of the Closing, from and against all demands, claims, actions or causes of action, assessments, damages, liabilities, costs and further expenses, including, without limitation, interest, penalties and attorneys' and professionals' and experts' fees and expenses (collectively, "SELLER Losses"), asserted against, resulting to, imposed upon or incurred by any SELLER Indemnitee, directly or indirectly, by reason of or resulting from a breach, misrepresentation or inaccuracy of any representation, warranty, covenant or agreement of Buyer contained in or made pursuant to this Agreement or in any other document or certificate delivered incident to or in connection with the transactions contemplated hereby.

9.2

Indemnification by SELLER. From and after the Closing Date and for a period of three (3) years thereafter, SELLER agrees to indemnify and hold harmless Buyer and the Funds, and their respective affiliates, directors, trustees, officers, managers, and agents ("Buyer Indemnitees"), at any time after consummation of the Closing, from and against all demands, claims, actions or causes of action, assessments, damages, liabilities, costs and further expenses, including, without limitation, interest, penalties and attorneys' and professionals' and experts' fees and expenses (collectively, "Buyer Losses"), asserted against, resulting to, imposed upon or incurred by Buyer Indemnitee, directly or indirectly, by reason of or resulting from a breach, misrepresentation or inaccuracy of any representation, warranty, covenant or agreement of the Companies or SELLER contained in or made pursuant to this Agreement or in any other document or certificate delivered incident to or in connection with the transactions contemplated.

7.3

Procedures for Indemnification. Any party seeking indemnification hereunder (an "Indemnitee") shall give prompt written notice to the party against which indemnification is sought (the "Indemnitor") of any claims against the Indemnitee as to which a claim for indemnification is to be made hereunder, which notice shall specify the nature of such claim; provided, however, that the failure to provide such prompt written notice shall not affect the indemnification obligations hereunder, except to the extent that the Indemnitor is harmed by such failure or delay. The Indemnitor shall have the right to participate, at its own expense, in the defense of any such claim or its settlement, and the Indemnitee shall permit the Indemnitor, upon providing adequate assurances reasonably satisfactory to the Indemnitee, to take over the investigation, defense and settlement of any such claim. If a notice of any claim for indemnification is given by an Indemnitee prior to the end of the three (3) years after the Closing Date, the obligations of the Indemnitor with respect to such claim shall survive and continue after such three (3) year period until such claim is finally resolved and satisfied.

ARTICLE X.

MISCELLANEOUS

10.1	Transfer Agent. Integrity Fund Services, Inc. will remain as the transfer agent for Integrity Public under a separate transfer agent agreement.
10.2

Entire Agreement. This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof, and no party shall be liable or bound to the other in any manner by any representations or warranties not set forth herein.

10.3

Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party hereto without the prior written consent of all other parties hereto.

10.4	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.
10.5

Headings. The headings of the articles and sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

10.6

Construction. As used in this Agreement, the words "herein," "hereof" and "hereunder"" and other words of similar import refer to this Agreement as a whole and not to any particular article, section, paragraph or other subdivision.

10.7

Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this Agreement may be modified or amended by a written instrument executed by Buyer, the Companies and the Seller. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

10.8	Schedules, etc. All exhibits and schedules annexed hereto are expressly made a part of this Agreement as though fully set forth herein.
10.9

Notices. All notices of communication required or permitted hereunder shall be in writing and may be given by (a) depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt request, (b) delivering the same in person to an officer or attorney of such party, (c) telecopying the same with electronic confirmation of receipt.

(i) If to Buyer, addressed to:
Corridor Investors, LLC 1 North Main Street Minot, North Dakota 58703 ATTENTION: Robert E. Walstad
(ii) If to Seller, addressed to:
Integrity Mutual Funds, Inc. 1 North Main Street Minot, ND 58703 ATTENTION: Bradley Wells
or to such other address or counsel as any party hereto shall specify pursuant to this Section from time to time.
10.10

GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH LAWS OF THE STATE OF NORTH DAKOTA. THE PARTIES HERETO EXPRESSLY CONSENT AND AGREE THAT ANY DISPUTE, CONTROVERSY, LEGAL ACTION OR OTHER PROCEEDING THAT ARISES UNDER, RESULTS FROM, CONCERNS OR RELATES TO THIS AGREEMENT SHALL BE BROUGHT IN THE STATE COURTS IN AND OF THE STATE OF NORTH DAKOTA AND COUNTY OF WARD AND ACKNOWLEDGE THAT THEY WILL ACCEPT SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL OR THE EQUIVALENT DIRECTED TO THEIR LAST KNOWN ADDRESS AS DETERMINED BY THE OTHER PARTY IN ACCORDANCE WITH THIS AGREEMENT OR BY WHATEVER OTHER MEANS ARE PERMITTED BY SUCH COURT.

10.11

Termination of Representations and Warranties. All representations and warranties contained herein, unless otherwise specified herein including, without limitation, the three (3) year survival period provided in Article IX for the purpose of indemnification as provided therein, shall terminate at and as of the Closing.

10.12

Expenses. The Seller (with respect to the Seller and the Companies), on the one hand, and Buyer, on the other hand, shall be responsible for their respective costs and expenses incurred in connection with the transactions contemplated hereby except the legal costs of preparing this definitive Agreement shall be shared equally as well as certain SEC and costs related to the Funds as otherwise specifically stated in this Agreement as costs to be shared equally.

10.13	Number and Gender of Words. Whenever the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.
10.14

Further Assurances. From time to time after the Closing, at the request of any other party but at the expense of the requesting party, Buyer, the Companies or the Seller, as the case may be, will execute and deliver any such other instruments of conveyance, assignment and transfer, and take such other action as the other party may reasonably request in order to consummate or evidence the transactions contemplated hereby.

10.15

Receivables of Funds. Following the closing, should any moneys, receivables or other assets such as proceeds of class action litigation belonging to the Funds, be inadvertently received by Seller, Seller will promptly forward such asset to the appropriate Fund.

10.16

Brokers and Agents. Each party represents and warrants that it has employed no broker or agent in connection with this transaction and agrees to indemnify and hold harmless the other parties against all loss, cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

10.17

Public Announcements. Buyer, the Companies and Seller shall not issue or cause the publication of any press release or any other announcement (including without limitation announcements to employees or agents) with respect to this Agreement or the transactions contemplated hereby without the consent of the others, except where such release or announcement is required by applicable law or pursuant to any listing agreement with, or the rules or regulations of, the SEC, any securities exchange or any other regulatory requirements.

10.18

Damages. Except as otherwise expressly set forth herein, the parties acknowledge that their sole remedy under this Agreement prior to consummation of the Closing is to terminate this Agreement pursuant to Article VIII.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

BUYER:

Corridor Investors, LLC.

By: ____________________________

SELLER:

Integrity Mutual Funds, Inc.

By: ____________________________

Integrity Money Management, Inc.

By: ____________________________

The Companies

Integrity Mutual Funds, Inc. of Nevada

By: ____________________________

Integrity Fund Services, Inc.

By: ____________________________

Integrity Funds Distributor, Inc.

By: ____________________________

BUYER

Corridor Investors, LLC.

By: ____________________________

Viking Fund Management, LLC

By: ____________________________

LIST OF SCHEDULES

SCHEDULES | per agreement

1.1	Conveyed Assets
1.15	Form of UCC security interest
1.3(i)	The Integrity Funds Advisory Contracts
1.3(ii)	Integrity Managed Portfolios Advisory Contracts
1.3(iii)	ND Tax-Free Fund, Inc. Advisory Contracts
1.3(iv)	Montana Tax-Free Fund, Inc. Advisory Contracts
1.3(v)	Integrity Fund of Funds, Inc. Advisory Contracts
1.4	Allocation of the Purchase Price as between the Companies and the Advisory Business
1.5	Leased Office Space between Integrity Public and Buyer
1.15	Form of UCC Security Agreement regarding Basis Points
2.2

Existence and Good Standing, including (i) List of Jurisdictions in which the Companies are qualified or licensed to do business as a foreign corporation; (ii) Bylaws of the Companies; (iii) Exceptions to the Minute Books of the Companies

2.5	Companies' Financial Statements
2.7	Tax Matters
2.8(b)	Leases or Subleases
2.9	Contracts, Agreements, Arrangements and Commitments
2.11	Consents
2.12	Litigation
2.13	Compliance with Laws
2.14	Integrity Fund Services, Inc. Transfer Agent Agreement with Seller
2.16	Officers and Directors
2.17	Bank Accounts and Powers of Attorney
3.4	Buyer Financial Statements
3.5	Loan Commitment of First Western Bank and Trust of Minot, North Dakota
4.1(b)	Registered Representatives
4.1(i)	Intellectual Property (Computer Programs and Software)
5.13(a)	Employee Sharing Arrangement
5.14	Form of Non-Compete Agreement